Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation to Announce First Quarter 2007 Financial Results and
Host a Conference Call on April 25, 2007

ATLANTA, April 17, 2007 — Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the first quarter ended March 31, 2007 on Wednesday, April 25, 2007 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, April 25, 2007 at 8 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (866) 864-9123 or (706) 679-5285 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on May 2, 2007 by dialing (800) 642-1687 or (706) 645-9291, conference ID 6065524. This call also will be broadcast and archived on the company’s investor Web site at http://www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation’s investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
V.P. Corporate Finance
404.321.2162
jlanders@marineproductscorp.com